FORM N-SAR

THE GLENMEDE FUND, INC.
(the "Company")

ITEM 77: Attachments

Sub-Item 77C:  Submission of matters to a vote of security holders.

         On December 9, 1997 a special meeting of shareholders of the Small Capitalization Equity Portfolio was held. At the special meeting, the shareholders of the Small Capitalization Equity Portfolio were asked to approve a new investment advisory agreement between the Company on behalf of the Small Capitalization Equity Portfolio and The Glenmede Trust Company.

         Of the 22,821,823.099 shares entitled to be voted at the special meeting, 16,532,442.063 shares were present by proxy. 13,677,157.552 shares voted for the new investment advisory agreement, 2,713,098.607 voted against, and 142,185.904 shares abstained.

Sub-Item 77I:  Terms of any new or amended securities.

         (a) Not Applicable.

         (b) Global Equity Portfolio. On November 4, 1997, the Global Equity Portfolio commenced operations. The responses to Sub-Item 77I(b) with respect to the Global Equity Portfolio are incorporated herein by reference to Post-Effective Amendment No. 22 to the Company's Registration Statement on Form N-1A (Nos. 33-22884/811-5577) as filed with the Securities and Exchange Commission (the "SEC") on July 3, 1997.

         (b) Small Capitalization Equity Portfolio. On January 2, 1998 the Small Capitalization Portfolio commenced offering Institutional Shares. The responses to Sub-Item 77I(b) with respect to the Small Capitalization Equity Portfolio - Institutional Shares are incorporated herein by reference to Post-Effective Amendment No. 25 to the Company's Registration Statement on Form N-1A (Nos. 33-22884/811-5577) as filed with the SEC on December 30, 1997.

Sub - ITEM 770: Transactions effected pursuant to Rule 10f-3.

[Glenmede Trust Company or ICC to Provide this Information}


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Sub - Item 77Q1:  Exhibits.

Investment Advisory Agreement dated January 1, 1998 between the Company and The Glenmede Trust Company relating to the Small Capitalization Equity Portfolio.

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